FINANCIAL GUARANTY
                                                                INSURANCE POLICY


OBLIGOR: CPS Auto Receivables Trust 1998-4                  Policy No.:  50749-N
OBLIGATIONS: $310,000,000 Asset Backed Notes
             in Classes A-1, A-2, A-3, A-4            Date of Issuance:  12/4/98
             and A-5 as described in
             Endorsement No. 1.

         FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment by the Obligor of Scheduled Payments of principal of, and interest on, the Obligations.

         For  the  further   protection  of  each  Holder,   Financial  Security
irrevocably and unconditionally guarantees:

                  (a) payment of the amount of any distribution of principal of, or interest on, the Obligations made during the Term Of This Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law (such payment to be made by Financial Security in accordance with Endorsement No. 1 hereto).

                  (b) payment of any amount required to be paid under this Policy by Financial Security following Financial Security's receipt of notice as described in Endorsement No. 1 hereto.

         Financial Security shall be subrogated to the rights of each Holder to receive payments under the Obligations to the extent of any payment by Financial Security hereunder.

         Except to the extent expressly modified by an endorsement hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Obligation as indicated on the registration books maintained by or on behalf of the Obligor for such purpose or, if the Obligation is in bearer form, the holder of the Obligation. "Scheduled Payments" means payments which are scheduled to be made during the Term Of This Policy in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of such Obligations thereafter; payments which become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis or (c) any other cause, shall not constitute "Scheduled Payments" unless Financial Security shall elect, in its sole discretion, to pay such principal due upon such acceleration together with any accrued interest to the date of acceleration. "Term Of This Policy" shall have the meaning set forth in Endorsement No. 1 hereto.

         This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, or by the merger, consolidation or dissolution of the Obligor. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Obligations prior to maturity. This Policy may not be canceled or revoked during the Term Of This Policy. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                 FINANCIAL SECURITY ASSURANCE INC.
                                  /s/ Russell B. Brewer II


                                 By_______________________________
                                   Authorized Officer



A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y. 10022-6022                        (212) 826-0100
Form 100NY (5/89)